                                    FORM OF
                       EMPLOYEE BENEFIT MATTERS AGREEMENT



          This EMPLOYEE BENEFIT MATTERS AGREEMENT (the "Agreement") is made as of this ____ of ____________, 1996 by and between CONSOLIDATED FREIGHTWAYS, INC., a Delaware corporation ("CFI") and CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation (the "Company").

                                    RECITALS

          WHEREAS, CFI is the holder of all of the issued and outstanding shares of common stock of the Company;

          WHEREAS, the employees of the Company and its Subsidiaries are covered by various employee benefit plans sponsored by CFI which are limited to employees of CFI and its Subsidiaries; and

          WHEREAS, CFI has determined that it will distribute all of the shares of the Company's common stock to the holders of the common stock of CFI, which will cause the Company and its Subsidiaries to no longer be Subsidiaries of CFI;

          NOW, THEREFORE, CFI and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings, such meanings to be equally applicable to both the singular and plural forms of the terms defined:

          ADR AGREEMENT. The Alternative Dispute Resolution Agreement entered into between CFI and the Company dated the same date as this Agreement , the form of which is attached as Annex 1 to the Distribution Agreement.

          COMPANY EMPLOYEE.  A person described in 2.3.

          DISTRIBUTION AGREEMENT. The Distribution Agreement entered into between CFI and the Company dated the same date as this Agreement and governing the distribution of the Company common stock to the holders of CFI common stock.

          DISTRIBUTION DATE. The date on which all the shares of Company common stock are delivered to the distribution agent pursuant to the Distribution Agreement.

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          SUBSIDIARY.  A corporation that is a member of a controlled group of corporations, within the meaning of Internal Revenue Code Section 1563, with CFI or with the Company, except that the Company and its Subsidiaries shall not be treated as Subsidiaries of CFI.

                                   ARTICLE II

                           SEPARATION OF BENEFIT PLANS

     2.1 ADOPTION OF COMPANY PLANS. The Company and its Subsidiaries shall, as of the Distribution Date, cease participating in the employee benefit plans sponsored by CFI. As of the Distribution Date, the Company shall adopt employee benefit plans covering Company Employees that are substantially the same as the employee benefit plans sponsored by CFI covering Company Employees prior to the Distribution Date except as follows. The Company shall not be obligated to duplicate or replace the CFI employee benefit plans that are limited to executive employees and may adopt such new executive employee benefit plans as it shall decide in its absolute discretion.

     2.2 SEPARATE RESPONSIBILITIES. CFI and the Company agree that CFI shall have sole responsibility for its employee benefit plans, arrangements and policies for employees of CFI and its Subsidiaries and that the Company shall have sole responsibility for its employee benefit plans, arrangements and policies for Company Employees. CFI and the Company intend that, to the extent possible, Company Employees shall look solely to the Company and its plans, arrangements and policies for the provision of employee benefits, except certain executive benefits discussed in this Agreement, and that employees of CFI and its Subsidiaries shall look solely to CFI and its plans, arrangements and policies for the provision of employee benefits.

     2.3 IDENTIFICATION OF COMPANY EMPLOYEES. "Company Employees" shall be determined as follows:

          (a) All persons actively employed by the Company or a Subsidiary of the Company on the Distribution Date are Company Employees, unless described in (b).

          (b) Persons who accept employment with CNF Service Company, Inc. as of the Distribution Date shall not be Company Employees.

          (c) All persons formerly employed by the Company or a Subsidiary of the Company who were not subsequently employed by CFI or by a Subsidiary of CFI are Company Employees, unless described in (d).


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          (d)  Persons who would be described in (c) but who are listed by the Company and CFI in a schedule attached hereto shall not be Company Employees. It is intended that Company Employees shall not include former employees at CFI's administrative office in Portland, Oregon unless they were part of a service group that worked exclusively for Consolidated Freightways Corporation of Delaware and its subsidiaries at termination of employment.

                                   ARTICLE III

                         TAX QUALIFIED RETIREMENT PLANS

     3.1 ADOPTION OF COMPANY TASP. The Company shall adopt a Thrift and Stock Plan (the "Company TASP") as follows:

               (a) The Company TASP shall be effective as of the Distribution Date.

               (b) Subject to Section 2.1, and to (c), (d) and (e) below, the Company TASP shall be in a form satisfactory to the Company in its sole discretion.

               (c) The Company TASP shall be qualified under Sections 401(a) and 401(k) of the Code and shall have a related trust qualified under Section 501(a) of the Code. The Company shall file, or cause the administrator of the Company TASP to file, with the Internal Revenue Service an Application for Determination with respect to the Company TASP within the remedial amendment period prescribed by applicable law and regulations. The Company shall amend the Company TASP as may be required by the Internal Revenue Service as a condition for receipt of a favorable determination letter within the time required by the Internal Revenue Service for adoption of such amendment.

               (d) Subject to the transfer of assets and liabilities provided for in Section 3.2, the Company TASP shall credit service performed before the Distribution Date for CFI and its Subsidiaries under applicable service crediting rules as if such service were performed for the Company.

               (e) The Company TASP shall provide for matching contributions invested in Company common stock, but need not include an employee stock ownership plan with Company stock purchased by borrowing.

     3.2 TASP SPINOFF. The CFI TASP consists of two plans: a 401(k) plan (the "CFI TASP 401(k)") and an employee stock ownership plan (the "CFI TASP ESOP"). Accounts under the CFI TASP 401(k) are invested at the direction of participants in several funds, including a fund for common stock of CFI (the "CFI Stock Fund"). The CFI TASP ESOP is invested primarily in a special class of convertible preferred stock of CFI (the "Preferred Stock") and in common stock of CFI. The CFI TASP ESOP holds shares of


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Preferred Stock in a suspense account that secures loans to the CFI TASP ESOP.
Preferred Stock is converted to Common Stock of CFI before distribution to participants or transfer to a person other than the trustee of the CFI TASP. On the Distribution Date, the CFI TASP will receive common stock of the Company with respect to its shares of CFI common stock. Within 180 days after the Distribution Date, CFI and the Company shall cause the portion of the CFI TASP that covers Company Employees to be spun off from the CFI TASP and to be merged into the Company TASP. In connection with the spinoff and merger, the following shall apply:

               (a) CFI shall direct the trustee of the CFI TASP to transfer assets held for the benefit of Company Employees under the CFI TASP to the trustee of the Company TASP. The trustee of the CFI TASP shall make such transfer even though the Company TASP has not yet received a favorable determination letter from the Internal Revenue Service with respect to the qualification of the Company TASP under
     Section 401(a) of the Code if the Company demonstrates to CFI's reasonable satisfaction that the Company has preserved its right to make remedial amendments required by the Internal Revenue Service as a condition of a favorable determination.

               (b) CFI shall cause the fiduciaries of the CFI TASP to provide an accounting to the fiduciaries of the Company TASP with respect to all assets and accounts transferred to the Company TASP. The accounting shall be reasonably satisfactory to the Company for purposes of proper allocation of assets, earnings, gains and losses to the accounts of participants under the Company TASP.

               (c) CFI shall cause IRS Form 5310A to be filed with the Internal Revenue Service, giving notice of the spinoff and merger, at least 30 days before the date of the spinoff and merger.

               (d) The Company TASP shall include a CFI Stock Fund and an investment fund for common stock of the Company (the "Company Stock Fund") for participant-directed investment of accounts. Accounts invested in common stock of the Company and common stock of CFI shall be transferred in kind from the CFI TASP in the spinoff and merger and shall be placed initially in the Company Stock Fund or the CFI Stock Fund according to the stock transferred. The Company TASP shall provide that participants may direct amounts out of the CFI Stock Fund but may not direct investment of any additional amounts into it. As of the next calendar quarter end following the third anniversary of the Distribution Date, the CFI Stock Fund shall be closed and its assets moved into another investment fund selected by each participant or, for participants who fail to make a selection, by the Company.


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               (e)  The CFI TASP 401(k) shall include a Company Stock Fund, in addition to the existing CFI Stock Fund, for participant-directed investment of accounts. The Company common stock distributed on shares of CFI common stock held in the CFI Stock Fund shall become the assets of the Company Stock Fund. The CFI TASP shall provide that participants may direct amounts out of the Company Stock Fund but may not direct investment of any additional amounts into it. As of the next calendar quarter end following the third anniversary of the Distribution Date, the Company Stock Fund shall be closed and its remaining assets moved into another investment fund selected by each participant or, for participants who fail to make a selection, by CFI.

               (f) The accounts to be transferred from the CFI TASP ESOP to the Company TASP will include accounts holding Preferred Stock. Such Preferred Stock will be automatically converted to Common Stock of CFI upon transfer to the trustee of the Company TASP.

     3.3 ADOPTION OF COMPANY RETIREMENT PLAN. The Company shall adopt a defined benefit pension plan (the "Company Retirement Plan") to cover Company Employees as follows:

               (a) The Company Retirement Plan shall be effective as of the Distribution Date. Company Employees shall start to accrue benefits under the Company Retirement Plan and shall cease to accrue benefits under the Consolidated Freightways, Inc. Retirement Plan (the "CFI Retirement Plan") as of the Distribution Date.

               (b) Subject to Section 2.1, and to (c), (d) and (e) below, the Company Retirement Plan shall be in a form satisfactory to the Company in its sole discretion.

               (c)  The Company Retirement Plan shall be qualified under
     Section 401(a) of the Code and have a related trust qualified under
     Section 501(a) of the Code. The Company shall file, or cause the administrator of the Company Retirement Plan to file with the Internal Revenue Service an Application for Determination with respect to the Company Retirement Plan within the remedial amendment period prescribed by applicable law and regulations. The Company shall amend the Company Retirement Plan as may be required by the Internal Revenue Service as a condition for receipt of a favorable determination letter within the time required by the Internal Revenue Service for adoption of any such amendment.

               (d)  Benefits with respect to the transfer described in
     Section 3.4 below shall be preserved in accordance with applicable law, including but


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     not limited to the requirements of Section 411(d)(6) of the Internal
     Revenue Code.

               (e) Subject to the transfer of assets and liabilities provided for under Section 3.4, the Company Retirement Plan shall credit service performed before the Distribution Date for CFI and its Subsidiaries under applicable service crediting rules as if such service were performed for the Company.

               (f) After the transfer described in Section 3.4, the CFI Retirement Plan shall have no obligation to Company Employees. The Company Retirement Plan shall be a continuation of the CFI Retirement Plan with respect to benefits accrued by Company Employees under the CFI Retirement Plan. The transfer described in Section 3.4 shall not be a plan termination.

     3.4 RETIREMENT PLAN SPINOFF. Within 180 days after the Distribution Date, CFI and the Company shall cause the portion of the CFI Retirement Plan consisting of the liability for benefits of Company Employees accrued through the Distribution Date to be spun off from the CFI Retirement Plan along with related assets and to be merged into the Company Retirement Plan. In connection with the spinoff and merger, the following shall apply:

               (a) The assets of the CFI Retirement Plan to be transferred to the Company Retirement Plan will be equal to the lump sum present value of such liability as of the date of the spinoff and merger. Present value shall be based on the accumulated benefit obligation for benefits already accrued and on an interest rate selected by CFI with the approval of the actuary who performed the most recent annual valuation of the CFI Retirement Plan. CFI shall direct the trustee of the CFI Retirement Plan to transfer such assets to the trustee of the Company Retirement Plan.

               (b) The parties shall make commercially reasonable efforts to reach an agreement with the Pension Benefit Guaranty Corporation ("PBGC") that the interest rate selected pursuant to (a) is acceptable for calculating the amount of assets to be transferred from the CFI Retirement Plan to the Company Retirement Plan. In the event that no such agreement is reached and a lower interest rate is used in response to actions of the PBGC, the Company shall pay CFI an amount equal to the increase in the amount of assets transferred resulting from use of such lower interest rate. The Company shall pay such amount in cash in five equal annual installments including interest at the prevailing commercial prime lending rate of the bank with which CFI has its principal banking relationship on the date of the transfer of CFI Retirement


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     Plan assets.  Such installments shall commence with the first anniversary of the date of such transfer.

               (c) CFI shall file IRS Form 5310A with the Internal Revenue Service, giving notice of the spinoff and merger, at least 30 days before the date of the spinoff and merger.

               (d) The trustee of the CFI Retirement Plan shall make the transfer of assets under (a) even though the Company Retirement Plan has not yet received a favorable determination letter with respect to qualification under Section 401(a) of the Internal Revenue Code if the Company demonstrates to CFI's reasonable satisfaction that the Company has preserved its right to make remedial amendments required by the Internal Revenue Service as a condition of a favorable determination.

               (e) The trustee of the CFI Retirement Plan and any other fiduciary under the CFI Retirement Plan with applicable responsibility shall determine and identify the assets of the CFI Retirement Plan that shall be liquidated for transfer to the Company Retirement Plan. After the transfer, the fiduciaries of the Company Retirement Plan shall be responsible for the custody and investment of Company Retirement Plan assets.

               (f) If any employees of CNF Service Company, Inc. (or an affiliate) become employed by Leland James Service Corporation within three years after the Distribution Date immediately following termination of employment with CNF Service Company, Inc. with no intervening period as a result of termination of any services under the Transition Services Agreement between CNF Service Company, Inc. and the Company dated the same date as this Agreement, an additional transfer of assets and liabilities shall be made from the CFI Retirement Plan to the Company Retirement Plan. Such transfer shall consist of the liability for benefits accrued for such employees under the CFI Retirement Plan through the date of the employment termination together with assets equal to the present value of such liability determined on the basis described in (a) above. Such transfer of assets and liabilities shall be completed within 90 days after the end of such three-year period.

     3.5 ADOPTION OF COMPANY COMMON STOCK FUND. The Company shall adopt a frozen defined contribution plan (the "Company Common Stock Fund") as follows:

               (a) The Company Common Stock Fund shall be effective as of the Distribution Date.

               (b) Subject to Section 2.1, and to (c) below, the Company Common Stock Fund shall be in a form satisfactory to the Company in its sole discretion.

               (c)  The Company Common Stock Fund shall be qualified under
     Section 401(a) of the Code and have a related trust qualified under section 501(a) of the Code. The Company shall file, or cause the administrator of the Company Common Stock Fund to file, with the Internal Revenue Service an Application for Determination with respect to the Company Common Stock Fund within the remedial amendment period prescribed by applicable law and regulations. The Company shall amend the Company Common Stock Fund as may be required by the Internal Revenue Service as a condition for receipt of a favorable determination letter within the time required by the Internal Service for the adoption of any such amendment.

               (d) Assets of the Company Common Stock Fund shall be invested in accordance with provisions of the plan document and the related trust.

     3.6  COMMON STOCK FUND SPINOFF.   Within 180 days after the Distribution
Date CFI and the Company shall cause the accounts in the CFI Common Stock Fund to be spun


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off from the CFI Common Stock Fund and to be merged into the Company Common
Stock Fund.   In connection with the spinoff and merger, the following shall apply:

               (a) CFI shall direct the trustee of the CFI Common Stock Fund to transfer assets equal in value on the transfer date to the balance of the accounts for the Company Employees to the trustee for the Company Common Stock Fund. The trustee shall use first common stock of the Company received on the plan's shares of CFI common stock on the Distribution Date. Any additional amount to be transferred shall be CFI common stock. The trustee of the CFI Common Stock Fund or the trustee of the Company Common Stock Fund shall sell the stock of the other corporation held after the spinoff and merger at a time selected in its absolute discretion and use the proceeds of sale to acquire stock of the plan sponsor.

               (b) CFI shall cause the fiduciaries of the CFI Common Stock Fund to provide an accounting to the fiduciaries of the Company Common Stock Fund with respect to all assets and accounts transferred to the Company Common Stock Fund. The accounting shall be reasonably satisfactory to the Company for purposes of proper allocation of assets, earnings, gains and losses to the accounts of participants under the Company Common Stock Fund.

               (c) CFI shall file IRS Form 5310A with the Internal Revenue Service, giving notice of the spinoff and merger, at least 30 days before the date of the spinoff and merger.

                                   ARTICLE IV

                             EXECUTIVE BENEFIT PLANS

     4.1 TOP-HAT PLANS. CFI shall retain the obligation to pay Company Employees the accounts in the Consolidated Freightways, Inc. Executive Deferred Compensation Plan (the "CFI Deferral Plan") accumulated from compensation deferred up to the Distribution Date. CFI shall retain the obligation to pay Company Employees benefits accrued under the Consolidated Freightways, Inc. Supplemental Retirement and Excess Benefit Plan (the "CFI SERP") as of the Distribution Date based on service and compensation up to that date and the offsetting CFI Retirement Plan benefits accrued as of that date. Assets in the trust related to the CFI Deferral Plan and the CFI SERP shall remain in such trust. CFI shall amend the CFI Deferral Plan and the CFI SERP to provide that events, such as termination of employment or retirement, triggering distribution of benefits from the CFI Deferral Plan and the CFI SERP shall be determined for Company Employees on the basis of employment with and retirement from the Company and its Subsidiaries. The Company shall provide CFI with information about such events after the Distribution Date to assist CFI in the administration of the CFI Deferral Plan and the CFI SERP.


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     4.2  STOCK OPTION PLANS.   The existing stock options of Company Employees
should be handled as follows:

               (a) Each outstanding option held by CFI employees ("CFI Option") as of the Distribution Date shall be adjusted so that the aggregate "spread" (i.e., the excess of the fair market value of a share of CFI stock subject to such option and the per share exercise price) inherent in such option after giving effect to the Distribution, is equal to the aggregate "spread" inherent in such option prior to giving effect to the Distribution ("CFI Spread").

               (b) Each outstanding option held by Company employees ("CFI-CFC Option") provides generally that following a termination of employment from CFI or any of its affiliates, an optionee will have 90 days to exercise his or her options before they expire. Prior to the Distribution Date, the stock option agreements under the Consolidated Freightways, Inc. Stock Option Plan of 1988 (the "CFI Stock Plan") that are held by Company employees shall be amended to provide that all options shall become fully vested and exercisable 30 days prior to the Distribution. Accordingly, effective as of the Distribution Date, each Company employee who will be considered a terminated employee under the CFI Stock Plan shall have 90 days after such termination of employment (the "90 Day Period") to exercise his or her CFI-CFC Options to purchase CFI stock. After the 90 Day Period such options shall expire.

               (c) For purposes of determining the CFI Spread, the fair market value of a share of CFI stock prior to the Distribution shall be deemed to be equal to the average of the daily closing prices for a share of CFI stock on the NYSE for the five trading days immediately preceding the record date; and the fair market value of a share of CFI stock following the Distribution shall be deemed to be equal to the average of the daily closing prices for a share of CFI stock in "when-issued" trading on the NYSE (or, if there shall not have been "when issued" trading on such exchange, in the over-the-counter market) for the five trading days immediately preceding the Distribution Date.

               (d) For purposes of determining the value of a share of Company Stock, the fair market value of a share of Company stock shall be deemed to be equal to the average of the daily closing prices for a share of Company stock on the NYSE for the five trading days immediately following the 90 Day Period.


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                                    ARTICLE V

                              WELFARE BENEFIT PLANS

     5.1 MEDICAL AND DEPENDANT CARE ACCOUNT BENEFITS. As of the Distribution Date, the Company shall establish a Welfare Benefits Plan (the "Company Welfare Plan") qualified under Section 125 of the Code to provide medical and dependent care account benefits to Company Employees covered under the Consolidated Freightways, Inc. Welfare Benefits Plan (the "CFI Welfare Plan") in 1996 before the Distribution Date, and the following shall apply:

               (a) Subject to 2.1, and to (b) and (c) below, the Company Welfare Plan shall be in a form satisfactory to the Company in its sole discretion.

               (b) The Company Welfare Plan shall have a first plan year that is a short plan year beginning on the Distribution Date and ending December 31, 1996. Compensation reduction elections by participants under the CFI Welfare Plan for the 1996 plan year shall continue in effect as to the Company Welfare Plan.

               (c) For 1996, the Company Welfare Plan shall provide for medical spending accounts and dependent care spending accounts under substantially the same terms as the CFI Welfare Plan. CFI shall transfer to the Company the unused account balances of Company Employees under the CFI Welfare Plan. The Company shall credit the amounts transferred with respect to each participant and each account to corresponding accounts under the Company Welfare Plan. Claims for reimbursement from medical and dependent care spending accounts under the CFI Welfare Plan by Company Employees that have not been paid as of the Distribution Date shall be paid by the Company under the Company Welfare Plan. The fiduciary of the Company Welfare Plan shall have the authority to determine whether or not claims under the Company Welfare Plan are properly submitted or are payable. Upon request, CFI or the administrator of the CFI Welfare Plan shall deliver or make available to the Company and the administrator of the Company Welfare Plan all records of participants that are relevant to administration of the Company Welfare Plan.

     5.2 HEALTH PLAN DEDUCTIBLES AND COVERAGE LIMITS, COBRA COVERAGE. The Company shall adopt health plans to cover Company Employees effective as of the Distribution Date and the following shall apply:

               (a) On and after the Distribution Date neither CFI nor any of the welfare benefit plans sponsored by CFI shall provide coverage to Company Employees.

               (b) For the period from the Distribution Date to December 31, 1996, Company Employees who were participants under the Consolidated Freightways, Inc. Health Plan (the "CFI Health Plan") as of the Distribution Date shall be credited with amounts paid under the CFI Health Plan for plan deductibles against any corresponding deductibles under a Company plan health or medical plan. Benefits provided under the CFI Health Plan to a Company Employee with respect to 1996 claims will be counted toward any coverage limits applicable to a Company Employee under any Company health or medical plan for the coverage period ending December 31, 1996. For purposes of this paragraph (b), deductibles and benefits paid for eligible dependants of Company Employees shall be taken into account.

               (c) The Company shall provide group health plan continuation coverage as required under Sections 601 through 607 of ERISA ("COBRA coverage") for Company Employees and related "qualified beneficiaries" for "qualifying events" that occur before or after the Distribution Date.

     5.3 RETIREE HEALTH BENEFITS. The Company and its Subsidiaries shall be obligated to provide health benefits to retired Company Employees, with the obligation applying to the entity that employed the retiree at the time of
retirement.   To the extent permitted by the Company's Health Plan and
applicable law, the Company may eliminate or change retiree health benefits.

     5.4 LONG-TERM DISABILITY BENEFITS. The Company and its Subsidiaries shall be obligated to provide long-term disability benefits to disabled Company Employees, with the obligation applying to the entity the disabled individual was employed by at the time of disability.

     5.5 SEVERANCE BENEFITS. A termination of employment with the Company, CFI, or any subsidiary of the Company or CFI immediately followed by employment with any other such entity shall not be deemed a severance of employment for purposes of any policy, plan, program or agreement that provides for the payment of severance, salary continuation or similar benefits. If any person employed by Leland James Service Corporation immediately prior to the Distribution Date loses employment prior to or simultaneously with the Distribution Date as a direct result of the transaction provided for by the Distribution Agreement and for no other reason, CFI shall be responsible for any severance, salary continuation or similar benefit payable upon such loss of employment.

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


     5.6  OTHER WELFARE BENEFITS.  Except as otherwise provided in 2.1 and this
Article V, welfare benefits provided by CFI and its Subsidiaries and by the Company and its Subsidiaries for their respective employees after the Distribution Date shall not be affected by each other and each company may provide or elect not to provide benefits in its sole discretion.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 RIGHTS OF EMPLOYEES. This Agreement is not intended to give any individual employee or former employee of CFI or the Company or any of their Subsidiaries any personal right or interest. No employee, shall have any right under this Agreement to maintain employment with CFI, the Company or any Subsidiary, become employed by CFI, the Company or any Subsidiary or accrue any benefit with respect to employment. No employee, former employee, beneficiary or dependent shall have any right to be designated as a Company Employee or to be retained as the responsibility of CFI.

     6.2  ENTIRE AGREEMENT.   This Agreement, together with the Distribution
Agreement, embodies the entire Agreement and understanding of the parties with respect to the matters provided for herein and shall supersede any and all prior agreements, arrangements and understanding relating to such matters. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the parties.

     6.3 GOVERNING LAW. The interpretation and performance of the Agreement shall be governed by the laws of the state of California without regard tor the choice of law provisions thereof.

     6.4 NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered on the date of personal delivery or on the date of receipt if mailed by registered or certified mail to the attention of __________ at the addresses stated in the Agreement.

     6.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     6.6 TERMINATION. This Agreement shall be terminated if the Distribution Agreement is terminated or if the distribution of Company stock fails to occur. If the Agreement terminates under this Section 6.5, no party shall have any liability to any person under the Agreement.


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


     6.7 DISPUTE RESOLUTION. Any dispute between the parties concerning the performance of this Agreement shall be resolved in accordance with the provisions of the ADR Agreement.

CFI                                CONSOLIDATED FREIGHTWAYS, INC.


                                   BY
                                     -----------------------------------

                                   EXECUTED:                 , 1996
                                            -----------------



COMPANY                            CONSOLIDATED FREIGHTWAYS CORPORATION


                                   BY
                                     ----------------------------------

                                   EXECUTED:                 , 1996
                                            -----------------


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